Exhibit 99.1



                                 Certification
                                      of
                     Mid-Wisconsin Financial Services, Inc.
                  under Section 906 of Sarbanes-Oxley Act of 2002


The undersigned Chief Executive Officer of Mid-Wisconsin Financial Services, Inc. (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

 Date: March 21, 2003

                                        GENE C. KNOLL
                                        Gene C. Knoll
                                        President and CEO



The undersigned Chief Financial Officer of Mid-Wisconsin Financial Services, Inc. (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

 Dated:  March 21, 2003

                                        RHONDA R. KELLEY
                                        Rhonda R. Kelley
                                        Controller (Principal Financial Officer)